                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

                     Date of report:   March 05, 1997


                       Columbia Banking System, Inc.
                       -----------------------------
            (Exact name of registrant as specified in its charter)

                                 Washington
                                 ----------
                (State or other jurisdiction of incorporation)


            0-20288                           91-1422237
     ----------------------       --------------------------------
    (Commission File Number)      (IRS Employer Identification No.)


                            1102 Broadway Plaza
                             Tacoma, WA   98402
            (Address of principal executive offices) (Zip Code)

                              (206) 305-1900
             Registrant's telephone number, including area code



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                                  FORM 8-K

                         COLUMBIA BANKING SYSTEM, INC.
                              Tacoma, Washington

                               March 05, 1997


Item 4. Changes in Registrant's Certifying Accountant
---------------------

     On February 26, 1997, the Company engaged Deloitte & Touche LLP as the Company's principal independent accountant. Prior to Deloitte & Touche's engagement, Price Waterhouse LLP, independent certified public accountants, had served as the principal independent accountant for the Company and rendered their report with respect to the Company's financial statements for the year ended December 31, 1996. The recommendation to change accountants was made by management of the Company and was approved by the Audit Committee and the Board of Directors.

     In the two most recent fiscal years preceding the Board's actions, their were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Price Waterhouse's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Price Waterhouse's reports on the Company's financial statements for such fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified in any respect. A representative of Price Waterhouse is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions. The Company does not anticipate that a representative of Deloitte & Touche will be present at the Meeting.


Item 7.  Financial Statements and Exhibits
------------------------------------------

    (a)  Financial statements - not applicable.

    (b)  Pro forma financial information - not applicable.

    (c)  Exhibits:

         (16) The letter concerning the change in the Registrant's Certifying Accountant, as amended by Item 304(a)(3) of Regulation S-K, will be filed by amendment



                                  -2-
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                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLUMBIA BANKING SYSTEM, INC.
                                        (Registrant)


Date:  March 5, 1997     By:       /s/ W. W. Philip
                               -----------------------------------------
                                       W. W. Philip, President and
                                              Chief Operating Officer